UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act
(17 CFR 240.14a−12)

☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2007, in order to maximize the tax benefits available to the Company, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved an adjustment to the 2007 base salary of Mr. George L. Lindemann, the Company’s Chairman, Chief Executive Officer and President, from $1,500,000 to $1,000,000.

In addition, the Committee set 2007 performance goals for Mr. Lindemann under the Amended and Restated Executive Incentive Bonus Plan (the “Plan”), which Plan is structured in accordance with the requirements of Internal Revenue Code Section 162(m) for “performance-based compensation” and has been approved, as required, by the stockholders of the Company under a separate stockholder vote. Under the Plan, the target bonus for achievement of 2007 performance goals for Mr. Lindemann is 200% of base compensation, with a maximum bonus amount payable under the Plan equal to 1.5% of the Company’s consolidated net income, as that term is defined in the Plan. Any and all bonus awards made under the Plan shall be payable in whole or in part at the sole discretion of the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date: February 20, 2007             /s/ Robert M. Kerrigan, III
                                      Name: Robert M. Kerrigan, III
  Title: Vice President - Assistant General
            Counsel and Secretary